CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, in Post-Effective Amendment Number 37 to the Registration Statement (Form N-4, No. 33-73734) of Transamerica Financial Life Insurance Company and to the inclusion of our report, dated February 28, 2014, on Transamerica Partners Variable Funds (comprising, respectively, Money Market, High Quality Bond, Inflation-Protected Securities, Core Bond, High Yield Bond, Balanced, Large Value, Large Core, Large Growth, Small Core, International Equity and Calvert Subaccount) included in its Annual Report for the fiscal year ended December 31, 2013.

We also consent to the incorporation by reference of our report, dated February 28, 2014, on Transamerica Partners Portfolios (comprising, respectively, the Money Market Portfolio, High Quality Bond Portfolio, Inflation-Protected Securities Portfolio, Core Bond Portfolio, High Yield Bond Portfolio, Balanced Portfolio, Large Value Portfolio, Large Core Portfolio, Large Growth Portfolio, Mid Value Portfolio, Mid Growth Portfolio, Small Value Portfolio, Small Core Portfolio, Small Growth Portfolio and International Equity Portfolio) included in its Annual Report for the fiscal year ended December 31, 2013.

Boston, Massachusetts

April 29, 2014

Consent of Independent Registered Public Accounting Firm

We consent to the reference of our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our report dated April 11, 2014, with respect to the statutory-basis financial statements and schedules of Transamerica Financial Life Insurance Company included in the Post-Effective Amendment No. 37 to the Registration Statement (Form N-4 33-73734) and related Prospectus of Transamerica Partners Variable Funds.

Ernst & Young, LLP

Des Moines, IA

April 30, 2014